UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 24, 2024

Houlihan Lokey, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-37537	95-2770395
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10250 Constellation Blvd., 5th Floor, Los Angeles, California 90067
(Address of Principal Executive Offices) (Zip Code)

310-553-8871

Registrant’s telephone number, including area code

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.001	HLI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On October 24, 2024, the board of directors of Houlihan Lokey, Inc. (the “Company”) approved a second amendment (the “Amendment”) to the Amended and Restated Houlihan Lokey, Inc. 2016 Incentive Award Plan (the “Plan”) reducing the number of shares of Company common stock available for issuance under the Plan. Under the Amendment, the aggregate number of shares of common stock that are available for issuance under awards granted pursuant to the Plan on or after October 24, 2024 is equal to 8,000,000.

In addition, the number of shares available for issuance will be increased on April 1, 2025 by an amount equal to the lowest of:

•	6,540,659 shares of our Class A common stock and Class B common stock;

•	six percent of the shares of Class A common stock and Class B common stock outstanding on March 31, 2025;

•	such smaller number of shares as determined by the Board.

A copy of the Amendment is filed as Exhibit 10.1 hereto and is incorporated by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Exhibit Description

10.1	Second Amendment to Amended and Restated Houlihan Lokey, Inc. 2016 Incentive Award Plan

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 28, 2024	Houlihan Lokey, Inc.

	By:	/s/ J. Lindsey Alley
	Name:	J. Lindsey Alley
	Position:	Chief Financial Officer